UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act Of 1933
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HEARTLAND FINANCIAL USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1405748
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Lynn B. Fuller
President, Chief Executive Officer and Chairman
Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:

Thomas O. Martin, Esq.
Shawna L.F. Anderson, Esq.
Dorsey & Whitney LLP
50 South Sixth Street
Minneapolis, MN 55402
(612) 340-2600
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:
Large accelerated filer ☐     Accelerated filer ☒     Non-accelerated filer ☐         Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of Registration Fees
Common Stock, par value $1.00 per share(3)	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total Securities	$75,000,000	100%	75,000,000	$10,230

(1)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately or together with other securities registered hereby.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(3)
Also relates to rights to purchase shares of the Registrant's Series A Junior Participating Preferred Stock, par value $1.00 per share (the “Preferred Share Purchase Rights”), which are attached to all common stock. Until the occurrence of certain prescribed events, the Preferred Share Purchase Rights are not exercisable, are evidenced by the certificates for the common stock and will be transferable along with and only with the common stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 28, 2013
PROSPECTUS
$75,000,000
Common Stock
Warrants
Units
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We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $75,000,000. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “HTLF”.
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Investing in our securities involves risks. You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
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The date of this prospectus is , 2013.

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All references in this prospectus to “Heartland,” “we,” “us,” “our,” and “our company” are to Heartland Financial USA, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. In this prospectus, we refer to common stock, warrants and units collectively as “securities.”
All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (SEC) using a shelf registration process on Form S-3. Under this shelf registration, we may sell the securities described in this prospectus. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”
This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover.
Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Heartland Financial USA, Inc. and its subsidiaries. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “intend,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.
RISK FACTORS
An investment in our securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

HEARTLAND FINANCIAL USA, INC.
Heartland Financial USA, Inc. is a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended. We currently have nine banking subsidiaries: Dubuque Bank and Trust Company, located in Dubuque, Iowa; Galena State Bank & Trust Co., located in Galena, Illinois; Riverside Community Bank, located in Rockford, Illinois; Wisconsin Bank & Trust, located in Madison, Wisconsin; New Mexico Bank & Trust, located in Albuquerque, New Mexico; Rocky Mountain Bank, located in Billings, Montana; Arizona Bank & Trust, located in Phoenix, Arizona; Summit Bank & Trust, located in Broomfield, Colorado; and Minnesota Bank & Trust, located in Edina, Minnesota.
Together, our banking subsidiaries operate a total of 67 banking locations. All nine of our banking subsidiaries are members of the Federal Deposit Insurance Corporation (FDIC). We also have four active non-banking subsidiaries, Citizens Finance Co., a consumer finance company with offices in Iowa and Wisconsin, Citizens Finance of Illinois Co. with offices in Illinois, Citizens Finance Parent Co., the holding company of Citizens Finance Co. and Citizens Finance of Illinois Co., and Heartland Community Development Inc., a property management company that holds and manages certain nonperforming assets of our banking subsidiaries. In addition, we have five special-purpose trust subsidiaries formed for the purpose of facilitating cumulative capital securities. All of our subsidiaries are wholly-owned.
We have also signed a merger agreement with Morrill Bancshares, Inc. under which Morrill Bancshares will be merged into Heartland, and its subsidiary, The Morrill & Janes Bank and Trust Company, will become our tenth wholly-owned, state bank subsidiary. We expect this merger, which remains subject to regulatory approval, to be completed in October 2013.
Our principal business consists of making loans to and accepting deposits from businesses and individuals. Our banking subsidiaries provide full-service retail banking in the communities in which they are located and also engage in activities closely related to banking, including investment brokerage. As of June 30, 2013, we had total consolidated assets of $4.96 billion, total loans held to maturity of $2.83 billion and total deposits of $3.84 billion.
We were originally incorporated in Iowa in 1955 and were reincorporated in Delaware on June 30, 1993. Our principal executive offices are located at 1398 Central Avenue, Dubuque, Iowa 52001. Our telephone number is (563) 589-2100. Our website address is www.htlf.com.
USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, working capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.
DESCRIPTION OF COMMON STOCK
This section summarizes the terms of the common stock that we may offer using this prospectus. This summary does not purport to be complete and is qualified by reference to our certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
General
Our certificate of incorporation currently authorizes the issuance of two classes of shares: common stock, par value $1.00 per share (25,000,000 shares authorized), and preferred stock, par value $1.00 per share (200,000 shares authorized). As of August 7, 2013, there were 16,934,726 shares of our common stock outstanding. We have, designated the rights and preferences of a series of 16,000 shares of Series A Junior Participating Preferred Stock, which are issuable upon the exercise of the preferred share purchase rights described below under “-Preferred Share Purchase Rights” and a series of 81,698 shares of Series C Fixed Rate Non-Cumulative Perpetual Preferred Stock that was issued to the United

States Department of the Treasury under its Small Business Lending Fund program and described below under “-Series C Preferred Stock”. None of the Series A Preferred Stock, and all 81,698 shares of the Series C Preferred Stock were outstanding at August 7, 2013. We had also designated the terms of 81,698 shares of Series B Perpetual Preferred Stock issued in connection with the TARP program, but all of those shares have been redeemed.
Our board of directors is authorized to designate the rights and preferences of additional series of preferred stock out of the 20,604 that are authorized but undesignated, to establish the number of shares to be included in each such series and to issue and sell shares of any such series without approval of stockholders. Shares of preferred stock that our board creates and issues could have dividend, redemption or conversion provisions that adversely affect the availability of earnings for distribution to the holders of our common stock, or voting, conversion or other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of our common stock.
Our common stock is not entitled to any conversion or redemption rights. Holders of our common stock do not have any preemptive right or other subscription rights to subscribe for additional securities we may issue. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue.
Dividend Rights
Subject to the prior dividend rights of the holders of any preferred stock, including the obligations we have to comply with restrictions under the Small Business Lending Fund as described below under “--Series C Preferred Stock,” dividends may be declared by our board of directors and paid from time to time on outstanding shares of our common stock from any funds legally available therefor and subject to regulatory restriction. As a Delaware corporation, we may pay dividends only out of surplus or if we have no such surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, policies of the Board of Governors of the Federal Reserve Board caution that a bank holding company should not pay cash dividends unless its net income available to common stockholders over the past year has been sufficient to fully fund the dividends and the prospective rate of earnings retention appears consistent with its capital needs, asset quality, and overall financial condition. The Federal Reserve possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.
Voting Rights
Subject to the rights of the holders of any preferred stock, only the holders of our common stock have voting rights and are entitled to one vote for each share held. There are no cumulative voting rights.
Liquidation Rights
Upon any liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Preferred Share Purchase Rights
On January 17, 2012, we entered into an Amended and Restated Rights Agreement with Dubuque Bank and Trust Company. Under the Restated Rights Agreement, all stockholders receive, along with each share of common stock owned, a preferred stock purchase right (the preferred share purchase rights) entitling them to purchase from Heartland one one-thousandth of a share of Series A Preferred Stock at an exercise price of $70.00 per one one-thousandth of a share, subject to certain adjustments, once these preferred share purchase rights become exercisable.
The preferred share purchase rights are not exercisable or transferable apart from our common stock until the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons (an

Acquiring Person) has acquired beneficial ownership of 15% or more of our outstanding common stock or (ii) the tenth business day (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership of 15% or more of our outstanding common stock, even if no shares are purchased pursuant to such offer. The definition of “Acquiring Person” under the Rights Agreement is subject to certain exceptions, including acquisitions by Heartland Partnership, L.P. and acquisitions that our board of directors determines are inadvertent and without any intention of changing or influencing control of us. Subject to this exception and other conditions, if any person or group of affiliated or associated persons becomes an Acquiring Person, each preferred share purchase right will entitle the holder (other than the Acquiring Person) to receive upon exercise common stock having a market value of two times the exercise price of the right. If after the time that a person or group becomes an Acquiring Person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, each preferred share purchase right will entitle the holder (other than the Acquiring Person) to receive upon exercise common stock of our company or the acquiring company (or the acquiring company's parent) having a market value of two times the exercise price of that preferred share purchase right.
Each one one-thousandth of a share of our Series A Preferred Stock, if issued, (i) will entitle holders to a minimum preferential quarterly dividend payment (if declared) of the greater of $0.10 per one one-thousandth of a share or an amount equal to 1,000 times the dividend declared per share of common stock, (ii) will have the same voting power as one share of our common stock and (iii) will entitle holders, upon liquidation, to receive the greater of $0.01 per one one-thousandth of a share (plus any accrued but unpaid dividends) or an amount equal to 1,000 times the payment made on one share of our common stock. In the event of any merger, consolidation or other transaction in which our common stock is converted or exchanged, each one one-thousandth of a share of Series A Preferred Stock will be entitled to receive the same amount received per one share of our common stock.
We may redeem the preferred share purchase rights for $0.01 per preferred share purchase right at any time before a person has become an Acquiring Person. If we redeem any of the preferred share purchase rights, we must redeem all of the preferred share purchase rights. For as long as the preferred share purchase rights are redeemable, we may amend the preferred share purchase rights to extend the time period in which the preferred share purchase rights may be redeemed, but not to change the redemption price or date of expiration of the preferred share purchase rights. The Rights Agreement also grants our board of directors the option, at any time after any person or group becomes an Acquiring Person but prior to an acquisition at the 50% level, to exchange preferred share purchase rights (other than preferred share purchase rights owned by such Acquiring Person) for shares of our common stock or Series A Preferred Stock (or a series of our preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of our common stock, or fractional share of Series A Preferred Stock (or other preferred stock equivalent in value to one share of our common stock), per preferred share purchase right. The preferred share purchase rights will expire on January 17, 2022, unless earlier redeemed.
The preferred share purchase rights make a hostile contest for control without communication with our board of directors impractical. The preferred share purchase rights would cause substantial dilution to a potential acquirer that attempts to acquire us in a transaction that is not approved by our board of directors.
Series C Preferred Stock
We issued our Series C Fixed Rate Non-Cumulative Perpetual Preferred Stock under a Securities Purchase Agreement with the United States Secretary of the Treasury dated September 15, 2011. The Series C Preferred Stock has a preference in liquidation over our common stock of $1,000 per share, meaning that, if we were to liquidate, dissolve and wind up our affairs, we would be obligated to pay this amount per share to holders of the Series C Preferred Stock before we made any payment to holders of common stock or other securities ranking junior to the Series C Preferred Stock. A merger, consolidation or sale of substantially all of our assets is not considered a liquidation for this purpose.
Holders of shares of the Series C Preferred Stock, are entitled to receive non-cumulative dividends at a rate based on increases in the level of our “Qualified Small Business Lending” or “QSBL” over the baseline level calculated under the terms of the Securities Purchase Agreement with Treasury. Based upon increases in our QBSL through June

30, 2013, the dividend rate is currently 1% of the liquidation amount per year, and assuming our QBSL does not decrease through September 30, 2013, will remain at this rate until March 15, 2016, after which it will increase to 9%. Dividends on the Series C Preferred Stock are payable quarterly in arrears on each January 1, April 1, July 1 and October 1, starting with October 1, 2011. We are obligated to pay the dividends on the Series C Preferred Stock prior to payment of any dividends on our common stock or other equity securities designated as ranking junior to the Series C Preferred Stock, including our Series A Junior Participating Preferred Stock.
We may not pay dividends on our common stock, or any other stock junior to the Series C Preferred Stock, or repurchase shares of any such stock, unless after the dividend payment or share repurchase our Tier 1 Capital is at least 90% of our Tier 1 Capital on September 15, 2011. This Tier 1 dividend threshold, which excludes any subsequent net charge-offs and any redemption of the Series C Preferred Stock, is subject to reduction, beginning on September 15, 2013, by 10% for each 1% increase in our QSBL over the baseline level.
If we fail to pay dividends on the Series C Preferred Stock in a given quarter, then we may not pay dividends on or repurchase any common stock or any other securities that are junior to the Series C Preferred Stock during the next three quarters. If we fail to pay dividends on the Series C Preferred Stock for four dividend periods we must certify to holders of the Series C Preferred Stock, that we have used our best efforts to pay the dividends in a manner consistent with safe and sound banking practices and the fiduciary obligations of our directors.
Although the holders of Series C Preferred Stock generally do not have voting rights, if we have not paid dividends on the Series C Preferred Stock for five dividend periods, we must invite a representative of the Series C Preferred Stock to attend meetings of our board in a nonvoting observer capacity and must give the representative copies of all materials that we provide to our directors. If the dividends on the Series C Preferred Stock have not been paid for six dividend periods, and there remains $25,000,000 in liquidation preference of Series C Preferred Stock outstanding, our authorized number of directors will automatically increase by two and the holders of the Series C Preferred Stock, voting as a single class, will have the right to elect two directors until we have paid dividends for at least four consecutive dividend periods.
In addition, while the Series C Preferred Stock is outstanding, the written consent of the holders of a majority of the shares of Series C Preferred Stock will be required to (a) amend our certificate of incorporation to create a class or series of stock that ranks senior to the Series C Preferred Stock, (b) amend our certificate of incorporation in a way that adversely affects the rights of the Series C Preferred Stock, (c) reclassify the Series C Preferred Stock or engage in a merger or consolidation unless the Series C Preferred Stock is converted or exchanged into preference securities having rights not materially less favorable than those applicable to the Series C Preferred Stock, (d) merge, consolidate or sell all or a material portion of our assets, unless the Series C Preferred Stock is redeemed, or unless it is exchanged for a preference security having rights not materially less favorable.
The above description of our common stock, preferred share purchase rights, and Series C Preferred Stock is only a summary and does not purport to be complete. You must review our certificate of incorporation and the Rights Agreement for a full understanding of the terms of these securities. See “Where You Can Find More Information” for information on how to obtain copies.
Certain Provisions of our Certificate of Incorporation and Bylaws
Some provisions of our certificate of incorporation and bylaws could make the acquisition of control of our company and/or the removal of our existing management more difficult, including those that provide as follows:

•	we do not provide for cumulative voting for our directors;

•	we have a classified board of directors with each class serving a staggered three-year term;

•	a vote of 70% of the outstanding shares of voting stock is required to remove directors, and such directors may only be removed for cause;

•	a vote of 70% of the outstanding shares of voting stock is required to amend, alter or repeal our bylaws and certain sections of our certificate of incorporation;

•
a vote of 70% of the outstanding shares of voting stock is required to effect any merger or consolidation of us or any of our subsidiaries with or into another corporation; effect any sale, lease, exchange or other disposition by us or any of our subsidiaries of all or substantially all of our assets in a single transaction or series of related transactions; or effect any issuance or transfer by us or any of our subsidiaries of any of our voting securities (except as issued pursuant to a stock option, purchase or bonus plan);

•
our board of directors may create new directorships and may appoint new directors to serve for the full term of the class of directors in which the new directorship was created and may fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of director in which the vacancy occurred;

•	our board of directors may issue preferred stock without any vote or further action by the stockholders;

•	our board of directors retains the power to designate series of preferred stock and to determine the powers, rights, preferences, qualifications and limitations of each class;

•	all stockholder actions must be taken at a regular or special meeting of the stockholders and cannot be taken by written consent without a meeting; and

•
we have advance notice procedures which generally require that stockholder proposals and nominations be provided to us not less than 30 days and not more than 75 days before the date of the originally scheduled annual meeting in order to be properly brought before a stockholder meeting.

Section 203 of the Delaware General Corporation Law
Section 203 of the Delaware General Corporation Law regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with a holder of 15% or more of its voting stock (an interested stockholder) for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved in advance the transaction in which the stockholder became an interested stockholder;

•	the stockholder owns at least 85% of the voting stock, excluding shares owned by directors, officers and employee stock plans after the transaction in which it became an interested stockholder; and

•
the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at a stockholder meeting, and not by written consent.

This prohibition on business combination transactions with an interested stockholder may be removed, however, if our continuing board of directors proposes business combinations with another party, or our stockholders, by majority vote, determine to opt out of Section 203 of the Delaware General Corporation Law and one year has elapsed since the vote.
Transfer Agent and Registrar
The transfer agent and registrar for our capital stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS
As of the date of this prospectus, we did not have any outstanding warrants to purchase our common stock or to purchase any other of our securities.
The following description, together with the additional information we may include in a prospectus supplement or free writing prospectuses relating to warrants, summarizes the material terms and provisions of warrants that we may offer using this prospectus. Although the terms summarized below will apply generally to any warrants that we may offer using this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in a prospectus supplement or free writing prospectus. You must read the prospectus supplement, and look at the applicable forms of warrant agreement and warrant certificate, for a full understanding of the specific terms of any securities warrant. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
General
Warrants may be offered independently or with common stock, and may be attached to or separate from the shares of common stock. We will issue the warrants under a warrant agreement with investors or a warrant agent that we select. The warrant agent will act solely as our agent and will not act as an agent for the holders or beneficial owners of the warrants.
The prospectus supplement relating to any specific warrants that we offer using this prospectus will describe the following terms of those securities warrants, if applicable:

•	the offering price;

•	the currencies in which the warrants will be offered;

•	the total number of shares that may be purchased if all of the holders exercise the warrants;

•	the number of shares of common stock that may be purchased if a holder exercises any one warrant and the price at which and currencies in which the common stock may be purchased upon exercise;

•	if applicable, the date on and after which the holder of the warrants can transfer them separately from the common stock;

•	the date on which the right to exercise the warrants begins and expires;

•	the terms of any rights to redeem or call the warrants;

•	the triggering event and the terms upon which the exercise price and the number of shares of common stock that may be acquired upon exercise may be adjusted;

•	the manner in which the warrant agreements and warrants may be modified;

•	whether the warrants will be issued in registered or bearer form;

•	the identity of any warrant agent with respect to the warrants and the terms of the warrant agency agreement with that warrant agent;

•	a discussion of material U.S. federal income tax consequences; and

•	any other terms of the warrants.
Before the warrants are exercised, holders of warrants will not have any of the rights of holders of the shares of common stock.

Exercise of Warrants
Each holder of a warrant will be entitled to purchase the number of shares of common stock at the exercise price described in the prospectus supplement that is used to offer the warrants. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the warrant agreement or warrant certificate and prospectus supplement that is used to offer the warrants. In general, when we or our warrant agent receive payment and the warrant certificate, endorsed in the manner described in the warrant certificate, at the address we specify in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock that you purchased on exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, we will issue to you a new warrant certificate for the unexercised and unexpired amount of warrants.

DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of common stock and warrants in any combination. A prospectus supplement will describe the specific terms of the units offered, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. The form of unit agreement will be filed or incorporated by reference as an exhibit to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

PLAN OF DISTRIBUTION
We may offer and sell the securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through some combination of these methods.
The applicable prospectus supplement will describe the terms of the offering of any securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from the sale, including any underwriting discounts and commissions or other items constituting underwriters' compensation, and any discounts, commissions or fees allowed or paid to dealers or agents.
By Underwriters
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered securities if any of the securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters' compensation may be changed from time to time.

By Dealers
If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
By Agents
We may also sell securities offered by this prospectus through agents. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.
By Direct Sales
We may also directly sell securities offered by this prospectus. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of any of those sales in the applicable prospectus supplement.
General Information
Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act of 1933, as amended (the Securities Act), and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
If the applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers by some specified institutions to purchase offered securities from us at the public offering price specified in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions stated in the prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of the contracts.
Under agreements entered into with us, agents and underwriters who participate in the distribution of the offered securities may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act or to contribution regarding payments that the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Unless otherwise indicated in the applicable prospectus supplement and other than our common stock, all securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
In connection with an offering of our securities, underwriters, dealers or agents may purchase and sell them in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of some bids or purchases for the purpose of preventing or slowing a decline in the market price of the securities, and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. Underwriters may also impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers who sell securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be affected on any securities exchange on which the securities may be listed, in the over-the-counter market or otherwise.
VALIDITY OF SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP.
EXPERTS
The consolidated financial statements of Heartland Financial USA, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities and their copy charges. You may also obtain copies of our SEC filings at the office of The NASDAQ Stock Market located at One Liberty Plaza, 165 Broadway, New York, NY 10006. For further information on obtaining copies of Heartland's public filings at The NASDAQ Stock Market, you should call 1-212-401-8700.
The SEC allows us to incorporate by reference into this prospectus the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, May 28, 2013 and June 30, 2013;

•	Our Current Reports on Form 8-K filed on June 10, 2013, June 12, 2013, and August 28, 2013; and

•
The description of our common stock and preferred share purchase rights included in our registration statements on Form 8-A filed with the SEC, including any amendment or reports filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the filing of a post-effective amendment to that registration statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
You can obtain a copy of any documents which are incorporated by reference in this prospectus or any prospectus supplement at no cost by writing or telephoning us at:
Investor Relations
Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement relating to the offered securities. We have not authorized anyone to provide you with different information. We are not offering to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$10,230
Legal fees and expenses	*
Printing and engraving	*
Accountants' fees and expenses	*
Miscellaneous expenses	*
Total	$ *
______________

*
These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
We are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.
As permitted by Delaware law, we have included in our certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain limitations. In addition, our certificate of incorporation and bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary and we may advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.
Item 16. Exhibits

Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Restated Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on November 7, 2008).
3.2	Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on August 10, 2009).
3.3
Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series C, as filed with the Secretary of State of the State of Delaware on September 12, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on September 15, 2011).

3.4	Bylaws of Heartland Financial USA, Inc. (incorporated by reference from Exhibit 3.2 to the Registrant's Annual Report on Form 10-K filed on March 15, 2004).
4.1
Form of Specimen Stock Certificate for Heartland Financial USA, Inc. Common Stock (incorporated by reference from Exhibit 4.1 to Registrant's Registration Statement on Form S-4 (File No. 33-76228) filed on May 4, 1994).

4.2
Rights Agreement, dated as of January 17, 2012, between Heartland Financial USA, Inc. and Dubuque Bank and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registrant's Form 8-A filed on May 17, 2012.

4.3	Form of Stock Certificate for Fixed Senior Non-Cumulative Perpetual Preferred Stock, Series C (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on September 15, 2011).
4.4*	Form of Warrant Agreement.
4.5*	Form of Unit Agreement.
5.1**	Opinion of Dorsey & Whitney LLP.
23.1**	Consent of KPMG LLP.
23.2**	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1**	Powers of Attorney.
______________

*	To be filed by amendment or pursuant to report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.
**    Filed herewith.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, on the 28th day of August, 2013.

HEARTLAND FINANCIAL USA, INC.
By:	/s/ Lynn B. Fuller
Lynn B. Fuller, President, Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of August, 2013.

Signature	Title
/s/ Lynn B. Fuller	President, Chief Executive Officer, Chairman and Director
Lynn B. Fuller
/s/ David L. Horstmann	Executive Vice President, and Interim Chief Financial Officer (principal financial and accounting officer)
David L. Horstmann
*	Director
John K. Schmidt
*	Director
James F. Conlan
*	Director
John W. Cox, Jr.
*	Director
Mark C. Falb
*	Director
Thomas L. Flynn
*	Director
Duane E. White

*By:	/s/ David L. Horstmann
David L. Horstmann Attorney-in-Fact

EXHIBIT INDEX

Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Restated Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on November 7, 2008).
3.2	Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on August 10, 2009).
3.3
Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series C, as filed with the Secretary of State of the State of Delaware on September 12, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on September 15, 2011).

3.4	Bylaws of Heartland Financial USA, Inc. (incorporated by reference from Exhibit 3.2 to the Registrant's Annual Report on Form 10-K filed on March 15, 2004).
4.1
Form of Specimen Stock Certificate for Heartland Financial USA, Inc. Common Stock (incorporated by reference from Exhibit 4.1 to Registrant's Registration Statement on Form S-4 (File No. 33-76228) filed on May 4, 1994).

4.2
Rights Agreement, dated as of January 17, 2012, between Heartland Financial USA, Inc. and Dubuque Bank and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registrant's Form 8-A filed on May 17, 2012.

4.3	Form of Stock Certificate for Fixed Senior Non-Cumulative Perpetual Preferred Stock, Series C (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on September 15, 2011).
4.4*	Form of Warrant Agreement
4.5*	Form of Unit Agreement.
5.1**	Opinion of Dorsey & Whitney LLP.
23.1**	Consent of KPMG LLP.
23.2**	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1**	Power of Attorney.

*	To be filed by amendment or pursuant to report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.
**	Filed herewith.